Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2007 of the Clough Global Equity Fund (the “Company”).

I, Edmund J. Burke, the President and Principal Executive Officer of the Company, certify that:

(i)                                    the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)                                the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	December 7, 2007

By:	/s/ Edmund J. Burke
Edmund J. Burke
President/Principal Executive Officer

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2007 of the Clough Global Equity Fund (the “Company”).

I, Jeremy O. May, the Treasurer and Principal Financial Officer of the Company, certify that:

(i)                                    the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)                                the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	December 7, 2007

By:	/s/ Jeremy O. May
Jeremy O. May
Treasurer/Principal Financial Officer